UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 5, 2009
WHITE ELECTRONIC DESIGNS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Indiana	1-4817	35-0905052

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 E. University Drive, Phoenix, Arizona	85034

(Address of Principal Executive Offices)	(Zip Code)
(602) 437-1520

(Registrant’s telephone number, including area code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On March 5, 2009, the Board of Directors (the “Board”) of White Electronic Designs Corporation (the “Company”) approved and adopted amendments to the Company’s Amended and Restated Bylaws (the “New Amended and Restated Bylaws”) that (i) allow shareholders owning at least 30% of the Company’s outstanding shares of common stock to call a special meeting of shareholders, (ii) limit the number of directors constituting the entire Board to no more than seven (7) directors; provided, however, that the Board may expand the number of members on the Board to eight (8) solely in the event that the Board determines that a Chief Executive Officer should be appointed to the Board and, at such time, there are seven (7) members then serving on the Board, (iii) fix the beginning of the fiscal year of the Company on October 1st of each calendar year, and (iv) make certain other changes as reflected in the New Amended and Restated Bylaws related to annual meeting logistics and the description of the Company’s officers. The New Amended and Restated Bylaws were effective on March 5, 2009. The amendments set forth in (i) and (ii) above were agreed to in connection with the Settlement Agreement, dated February 4, 2009, by and between the Company and Wynnefield Partners Small Cap Value, L.P., and its affiliates, Caiman Partners, L.P., and its affiliates, and Kahn Capital Management LLC.
     The description of the changes and the new provisions of the New Amended and Restated Bylaws contained in this Form 8-K is qualified in its entirety by reference to the full text of the prior Amended and Restated Bylaws, a copy of which was filed with the SEC on December 5, 2007 as Exhibit 3.1 to the Company’s Form 8-K and is incorporated herein by reference, and the New Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated By-Laws of White Electronic Designs Corporation (as amended and restated on March 5, 2009)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITE ELECTRONIC DESIGNS CORPORATION
Date: March 11, 2009	By:	/s/ Roger A. Derse
Roger A. Derse
Interim Office of the President, Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of White Electronic Designs Corporation (as amended and restated on March 5, 2009)